Exhibit 10(dm)

                          MASTER DISTRIBUTOR AGREEMENT
                       (for the United States and Canada)

Master Distributor Agreement ("Agreement"), dated as of November 1, 2003 ("Agreement") between Artera Group, Inc., ("Artera") a Delaware corporation, and FairPoint Broadband, Inc., a Delaware corporation ("Distributor"),


     WHEREAS, (i) Artera is engaged in the development, distribution and operation of Internet and Intranet infrastructure products and services, (ii) Distributor is engaged, directly, through its Affiliates (as defined below) and through resellers, in the distribution and marketing of Internet and Intranet products and services, (iii) Artera and Distributor are parties to an Exclusive Marketing License Agreement dated October 11, 2002 ("Broadband Agreement") whereby Distributor acquired certain rights to distribute Artera's products and services, and a Memorandum of Understanding dated May 23, 2003 ("MOU") pertaining to the Broadband Agreement, (iv) Artera and FairPoint Communications, Inc., a Delaware corporation of which Distributor is a wholly-owned subsidiary ("Communications"), are parties to a License Agreement dated August 15, 2002 ("Communications Agreement" and, collectively with the Broadband Agreement as modified by the MOU, the "Prior Agreements") whereby Distributor acquired certain rights to distribute Artera's products and services and (v) Artera, Distributor and Communications now wish to amend and replace the Broadband Agreement (as modified by the MOU) and the Communications Agreement with this Agreement;

     NOW, THEREFORE, in consideration of the covenants herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1. DEFINITIONS

As used herein, the terms described below have the following meanings:

1.1 "Affiliate" shall mean any entity that, directly or indirectly, is controlled by, in control of or under common control with the entity as to which the term "Affiliate" is used.

1.2 "CRM System" shall mean Artera's customer relations management system that as a part of the Service support system allows Subscribers of Distributor or its Resellers to be uniquely identified from other subscribers to the Service and allows Distributor, Resellers and Artera to interface with Artera's records to initiate and authenticate Subscriptions, activate or deactivate Subscribers' access to the Data Center and bill Subscribers.

1.3 "Data Center" shall mean the hardware, software and bandwidth providing the Internet-side data optimization functions for the Service.

1.4 "Deliverables" shall mean the materials described on Schedule 4.3 hereto to be delivered by Artera to Distributor under Section 4.3 hereof.

1.5 "End User" shall mean a client computer of an individual user, configured to utilize the Service under a Subscription. In the case of a residential Subscriber, the End User is also

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     the  Subscriber.  In the  case of a Small  Business  or  Government  Entity
     Subscriber, the End User is the client computer of the individual user of the Service rather than the subscribing business or entity itself.

1.6 "Government Entity" shall mean a Federal, state, provincial, local or other governmental unit or authority, or a department, division or segment thereof.

1.7 "Know-how", in general, shall have its usual meaning, that is, among other things, all factual knowledge and information not capable of precise, separate description but that, in accumulated form, after being acquired as the result of trial and error, gives one an ability to produce and market something that one otherwise would not have known how to produce with the accuracy or precision necessary for commercial success.

1.8 "Level 1 Support" shall mean support for Subscribers and End Users as described in Schedule 1.8.

1.9 "Level 2 Support" shall mean support for Distributor and the Resellers to assist them in providing Level 1 Support.

1.10 "License Fee" shall mean any license fee payable by Distributor to Artera under Section 3.1 hereof.

1.11 "Reseller" shall mean a person or entity that, under the auspices of this Agreement, enters into an agreement for the resale or distribution of the Service to Subscribers in the Territory.

1.12 "Protected Account" shall mean a person or entity named in Schedule 2.2, with respect to which the parties' rights and obligations shall be as described in Section 2.2 and Schedule 2.2 of this Agreement.

1.13 "Service" shall mean the "Artera Turbo" service, as configured from time to time, including its software, distributed to Subscribers as a bundled or unbundled subscription service, including all updates, enhancements and modifications thereof, together with the right to use all of the foregoing in connection with the Data Center.

1.14 "Service Fee" shall mean the fee paid by a Subscriber for its Subscription, excluding sales, use, VAT, excise and similar taxes.

1.15 "Small Business" shall mean a business or other organizational entity (other than a Government Entity) that (i) does not have or use 250 End User personal computers or computer terminals and (ii) does not sell, distribute or market the Service.

1.16 "Subscriber" shall mean an individual, Small Business or Government Entity that subscribes to the Service via a Reseller. In the case of a residential Subscriber, the Subscriber is the End User. In the case of a Small Business or Government Entity Subscriber, the Subscriber is the subscribing business or entity rather than any individual client computer or user within that business or entity.

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1.17 "Subscriber Software" shall mean the Service software resident or installed on the Subscriber's or its End Users' personal computer(s) or at the Subscriber's location.

1.18 "Subscription" shall mean a subscription for a Subscriber to use the Service on its personal computer(s), including the license to use the Subscription Software and the Service, as set forth in Artera's Terms of Service.

1.19 "Technical Information" shall mean technical, design and engineering information pertaining to the design, manufacture, production and distribution of the Service in the form of designs, plans, drawings, specifications, reports, records, manuals, other written materials, computer programs and software and other forms or media relating thereto.

1.20 "Territory" shall mean the United States and Canada.

Article 2. GRANT OF LICENSE AND RIGHTS

2.1 License. Artera hereby grants to Distributor, during the term of this Agreement, a license to distribute the Service, directly or via its Affiliates, to Subscribers in the Territory through resellers (which, upon such distribution, shall become "Resellers" under this Agreement) in accordance with the terms and conditions of this Agreement. Such resellers may include but shall not be limited to ILECs and ISPs that are Affiliates of Distributor ("Internal Resellers"). The license to Distributor hereunder includes the right to make copies of the Subscriber Software to be provided to Subscribers; to reproduce and distribute the Service documentation, product descriptions and promotional materials; and, subject to Section 2.4 hereof, to modify such materials as requested by Resellers for the purpose of identifying the Reseller in connection with the Service. Such license, however, conveys no right to modify the Service, to prepare derivative works of the Service, to use the Service for Distributor's own purposes or to sell or copy the Service for any purpose other than for delivery to Resellers or their Subscribers as contemplated by this Agreement.

2.2 Protected Accounts. During the term of this Agreement, there may be persons or entities that are "Protected Accounts" under this Agreement. If a person or entity is a Protected Account, Artera will not enter into or pursue
     (other than on behalf of Distributor) an agreement with such person or entity to sell or distribute the Service to residential consumers, Small Businesses of Government Entities in the Territory, and will not actively support or assist in any third party distributor's pursuit of such an agreement, for a period of 3 months after the date of this Agreement. Only persons or entities with at least 25,000 potential End Users or ILECs with 5000 potential End Users are eligible to be Protected Accounts. The persons or entities, if any, that are Protected Accounts as of the date of this Agreement are set forth in Schedule 2.2. Distributor may from time to time in writing propose to add persons or entities to Schedule 2.2 as additional Protected Accounts and shall include, in each such proposal, the name of the proposed Protected Account, the pertinent division or geographical area within the proposed Protected Account (if applicable), the name and title of Distributor's contact at the proposed Protected Account, Distributor's relationship to that contact and an estimate of the number of potential End Users for the Protected Account. Such person or entity shall become a Protected Account if Artera grants its written consent to such addition. Such consent will be deemed granted unless denied by

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     Artera  in  writing   within  ten  (10)  business  days  of  submission  by
     Distributor. Artera may withhold consent if a proposed Protected Account is already being serviced or marketed and solicited by Artera or by others with Artera's active support or assistance, and otherwise shall not withhold or deny its consent except for good cause, as determined by it in its good faith and reasonable business judgment. Artera may impose such conditions time limits upon its approval as it deems necessary in its good faith business judgment, and shall so notify Distributor within ten (10) business days. Unless otherwise limited by Artera, approved Protected
     Accounts  shall  remain  so  protected  for  a  period  of 3  months  after
     submission   by   Distributor   Artera  may   condition   such  consent  on
     Distributor's securing a distribution commitment for the Service from the applicable Protected Account within a specified period of time or on any other conditions. Any time limitations or other conditions applying with respect to initial Protected Accounts in Schedule 2.2 as of the date of this Agreement are included within Schedule 2.2 as of the date hereof. Notwithstanding anything to the contrary herein, (a) any entity that is or becomes a protected account under that certain Finder Agreement between the parties of even date herewith shall be automatically deemed to be a Protected Account under this Agreement upon re quest of Distributor; and
     (b) all Internal Resellers shall be deemed Protected Accounts throughout the term of this Agreement.

2.3 Acceptance. Distributor hereby (a) accepts the rights granted to it by Artera under this Agreement and (b) acknowledges that the rights that Artera has granted to Distributor hereunder are limited to the distribution and marketing of the Service to Resellers in the Territory, subject to the other limitations set forth in this Agreement.

2.4 Intellectual Property Usage and Notices. All right, title and interest in and to the Service, including all copyrights, trademarks, service marks, logos, names, designations, patents and other intellectual property embodied in the Service or provided by Artera in connection therewith (including but not limited to the Subscriber Software and the mark "Artera Turbo") shall remain the property of Artera. Distributor may use and copy such trademarks, service marks and copyrighted material of Artera as reasonably necessary to perform under this Agreement. All copies of the Subscriber Software and all documentation and marketing materials distributed or used by Distributor shall be marked with a legend identifying Artera as the owner and developer of the Service, with the appropriate patent, copyright and trademark notices, and Distributor shall not remove any such notices from any Subscriber Software or other materials provided to it by Artera; provided, however, that, in distributing the Service to Subscribers, Distributor or the Resellers may reference their own names or brands if in conjunction with the words "Powered by Artera Turbo."

2.5 Reseller Agreements. All Service distribution agreements with Resellers hereunder ("Reseller Agreements") shall be between Distributor and the respective Resellers. Artera shall not be a party to or have any obligations under any Reseller Agreement, except for such billing, data center and support services as may be contracted for by such Reseller in accordance with Article 3, and support, training, and service updates in accordance with Article 6. Distributor shall have no authority to bind Artera with respect to any Reseller, and Distributor shall not represent to any Reseller or anyone else that it has such authority. No Reseller Agreement may be inconsistent with this Agreement. Any representations or warranties regarding the Service contained in a Reseller Agreement shall be the sole

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     responsibility of Distributor,  unless Artera expressly agrees otherwise in writing in advance for the particular Reseller.

2.6 Subscription Agreements. All Subscription agreements hereunder ("Subscription Agreements") shall be between Resellers and their respective Subscribers. Artera shall not be a party to or have any obligations under any Subscription Agreement, except for Level 2 Support and Service Updates pursuant to Article 6 hereof. Provided, however, that Artera shall have the right to require that Subscribers agree to Artera's Terms of Service for the Service, which Terms of Service incorporate the License to use the Service. Artera may amend the Terms of Service from time to time.
     Distributor shall have no authority to bind Artera with respect to any Subscriber, and Distributor shall not represent to any Subscriber or anyone else that it has such authority. No representation or warranty regarding the Service contained in a Subscription Agreement shall be the responsibility of Artera, unless Artera expressly agrees otherwise in advance in writing for the particular Subscriber.

Article 3. FEES AND CERTAIN SUPPORT SERVICES

3.1. License Fee. License Fee. The License Fee discussed and agreed in the Prior Agreement between FairPoint Broadband, Inc and Artera is hereby deemed paid in full by reason of payments made to Artera under the Prior Agreements. Upon signing of this Agreement, Artera hereby releases Broadband and Distributor from any further obligations, claims or demands for any such License Fee.

3.2. Royalty. For each calendar month (or part thereof) of each Subscription, Artera shall be entitled to a Royalty. The Royalty shall be calculated on a per End User basis. The amount or formula of the Royalty is set forth in
     Schedule 3.2.

3.3. Billing, Collections and Payments. Service Fees shall be billed for and collected, and Royalties shall be paid, as described in Schedule 3.3.

3.4. Provision and Operation of Data Center. For any Reseller, Distributor may elect to have such Reseller, rather than Artera, provide and operate the Data Center serving such Reseller's End Users. Distributor may elect to operate a data center for Distributor's Internal Resellers. The minimum specifications for a Reseller Data Center are set forth in Schedule 3.4.

3.5. Mergers, etc. In the event of a merger, acquisition or combination of entities, one of which is a Reseller and the other of which is not, Distributor's rights with respect to the surviving entity shall be as follows: If the Reseller is the acquiror, the surviving entity shall be a Reseller for purposes of this Agreement. If the Reseller is not the acquiror, the surviving entity shall not be a Reseller for purposes of this Agreement. If it is not reasonably clear which entity is the acquiror or if the transaction is a merger of equals, the surviving entity shall be a Reseller for purposes of this Agreement only if the Reseller was the entity that had more End Users as of the date of the relevant transaction.

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Article 4. DISCLOSURES and DELIVERies

4.1 Disclosure. The parties shall disclose to each other and Artera shall disclose to Resellers such appropriate Technical Information as is reasonably required to accomplish the purposes of this Agreement. Neither party, however, that shall be obligated to disclose information, the disclosure of which has been restricted by a third party.

4.2 Treatment. All disclosed Technical Information that is Confidential Information shall be kept confidential by the receiving party in accordance with Article 5 hereof and shall remain the property of the disclosing party.

4.3 Deliverables. Artera agrees that the Service shall be available for distribution and marketing by Distributor and Resellers and completely functional to Subscribers in accordance with the availability dates set forth in Schedule 4.3.

Article 5. CONFIDENTIALITY

5.1. Definitions. Each party possesses confidential information relating to its business and technology that has substantial value to such party ("Confidential Information"). Subject to Section 5.4 hereof, Confidential Information includes but is not limited to Deliverables, Technical Information, Know-how, designs, improvements, inventions, techniques, software documentation, financial statements, projections, prices, costs, customer lists, supplier lists and anything else marked "Confidential Information" or similarly designated as being confidential. Any Confidential Information disclosed between the parties hereto orally or visually, in order to be subject to this Agreement, shall be so identified to the receiving party at the time of disclosure and confirmed in a written summary appropriately marked within ten days after oral or visual disclosure.

5.2. Treatment. Except as expressly permitted under this Section 5.2 and Section
     5.4 hereof, each party shall, during the term of this Agreement and for five years thereafter, hold in confidence and not disclose to third parties all Confidential Information of the other party disclosed directly or indirectly to it. The recipient of Confidential Information shall grant access to it only to employees, contractors, agents and suppliers who need to receive such Confidential Information in connection with this Agreement. Such persons with access to Confidential Information shall be placed under obligation (a) to hold in confidence all Confidential Information provided to them in the course of their service; (b) to use such Confidential Information only in the course of performing their duties; and (c) to assign to their employer or the party retaining them all inventions or improvements relating to such entity's business and conceived while in such entity's employ or retained by such entity (unless such assignment is prohibited by applicable law). All documents, writings and other embodiments containing Confidential Information of the other party shall be maintained by the receiving party in a prudent and secure manner. Distributor may disclose Artera's Confidential Information to Resellers and prospective Resellers as necessary to perform this Agreement, but only if such Reseller or prospective Reseller has entered into a written non-disclosure agreement with Artera, or has entered into a written non-disclosure agreement with Distributor (for the benefit of Artera) in a form substantially equivalent to the terms hereof. For purposes of this
     Article 5, delivery by  Distributor  to a Subscriber,  whether

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     directly  or  through a  Reseller,  of the  Subscriber  Software  shall not constitute a disclosure by Distributor of Confidential Information of Artera. In no event shall the party receiving Confidential Information of the other party disassemble, reverse engineer, re-engineer, redesign, decrypt, decipher, reconstruct, re-orient, modify or alter any Confidential Information of the disclosing party or any circuit design, algorithm, logic or program code in any of the disclosing party's products, models or prototypes that contain Confidential Information, or attempt any of the foregoing.

5.3. Return. All documents and other embodiments of a party's Confidential Information, as well as those created or derived from the disclosing party's Confidential Information that incorporate the disclosing party's Confidential Information, and all copies thereof, shall be returned promptly to the disclosing party by the other party upon the expiration or any termination of this Agreement; provided, however, that Distributor may retain (subject to the restrictions in this Article 5) such Confidential Information as is necessary for it to satisfy any post-termination support obligations it may have under Section 7.4 hereof.

5.4. Exclusions. Confidential Information shall not include information that (a) was at the time of disclosure in the public domain through no fault of the party receiving it; (b) becomes part of the public domain after disclosure to the party receiving it through no fault of such party; (c) was in the possession of the party receiving it (as evidenced by written records) at the time of disclosure and was not acquired directly or indirectly from the other party or a third party under a continuing obligation of confidence of which the party receiving it was aware; (d) was received by the party receiving it (as evidenced by written records) after the time of disclosure hereunder from a third party who did not require it to be held in confidence and who did not acquire it directly or indirectly from the other party under a continuing obligation of confidence of which the party receiving it was aware; (e) is required by law, governmental regulation, court order or the rules of a securities exchange to be disclosed (provided, that a party required to so disclose Confidential Information shall use best efforts to notify the other party of such potential disclosure as soon as practicable so that such party may seek a protective order for such Confidential Information); (f) was developed independently by the receiving party and without the use of Confidential Information received from the disclosing party; or (g) was disclosed by the party owning it to third parties without restrictions on use or disclosure.

5.5. Other Agreements. This Article 5 shall not limit the generality of any separate confidentiality or nondisclosure agreement in effect between Artera and Distributor; provided, however, that if such other agreement and this Article 5 cover the same information, the stricter of the two shall apply with respect thereto.

Article 6. MARKETING AND SUPPORT OBLIGATIONS

6.1 Level 1 Support. Distributor shall be responsible for Level 1 Support to the Subscribers and End Users. Distributor may satisfy such obligation by providing the Level 1 Support itself, causing Resellers to provide the Level 1 Support or causing third parties to provide the Level 1 Support. Level 1 Support shall be provided not less than 8:30am to 5:30pm in the respective time zones of the End Users, Monday through Friday.

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6.2  Level 2 Support.  Artera  shall  provide  Level 2 Support,  which  shall be available at no charge to Distributor and Resellers not less than 8:30am to 5:30pm Eastern time, Monday through Friday. Access to Level 2 Support shall be by online methods and toll-free telephone.

6.3 Training. Artera shall make available to Distributor and Resellers Level 1 Support training and training on the CRM System. Such training may be in regularly scheduled classes at Artera's offices or by such other means as Artera may determine. The Level 1 Support training must be attended by Distributor or the Reseller or third party providing Level 1 Service on its behalf prior to the start of actual distribution of the Service by Distributor or the applicable Reseller.

6.4 Service Updates, Etc. Artera shall provide all updates, enhancements, improvements or modifications of the Service to Distributor or to Resellers and their Subscribers at no cost via online downloads, and shall provide to Distributor a master CD for each such upgrade, enhancement, improvement and modification, for copying and distribution to Resellers.

Article 7. TERM and termination

7.1. Term. The term of this Agreement is from the date hereof until five years thereafter, unless modified by written agreement of the parties or earlier terminated under this Article 7.

7.2. Breach. Either party may terminate this Agreement for a material breach (including any non-payment) by the other party, upon 30 (for payment breaches) or 60 (for other material breaches) days' notice and opportunity to cure; provided that a payment breach shall also require payment of interest at the rate of 6% per annum from the due date to the payment date. In the event of a material breach by Distributor not cured as described above, Artera may elect, in lieu of termination of this Agreement, irrevocably to terminate any distribution protections Distributor may have under Section 2.2 of this Agreement.

7.3. Effect of Termination. Expiration or termination of this Agreement shall not terminate any Subscription Agreements.

7.4. Royalties and Support Upon Certain Terminations. Upon any expiration or termination of this Agreement other than termination by Artera under
     Section 7.2 hereof, or by Distributor under Article 7.6 hereof, Distributor shall continue to receive net payments out of Service Fees as described in
     Schedule 3.3, with respect to those specific Subscribers for which Service Fees were payable on the date of such expiration or termination. Such right to net payments shall apply until the expiration or termination of the respective Subscriptions of those Subscribers and shall be subject to Distributor's continued satisfaction, with respect to those Subscribers, of the Level 1 Support and other obligations pertaining to Subscribers that are set forth in this Agreement.

7.5. Survival. Section 4.2, Article 5, Section 7.4, Article 9 and Article 10 shall survive the expiration or any termination of this Agreement.

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7.6  Termination  by  Distributor.  Distributor,  in its  sole  discretion,  may terminate this Agreement in its entirety, upon 30 days' prior written notice to Artera.

Article 8. NOTICES

Notices under this Agreement shall be in writing and sent by personal delivery, facsimile, recognized commercial courier or certified or registered mail (with return receipt), in each case with all charges prepaid, addressed as follows:

If to Artera:              Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  Chairman & President
                           Facsimile:  203-226-3123

-- with a copy to:         Artera Group, Inc.
                           20 Ketchum Street
                           Westport, CT  06880
                           Attn:  General Counsel
                           Facsimile:  203-226-4338

If to Distributor:         FairPoint Broadband, Inc.
                           c/o FairPoint Communications, Inc.
                           521 East Morehead Street, Suite 250
                           Charlotte, NC 28202
                           Attn:  Peter G. Nixon, Chief Operating Officer
                           Facsimile:  704-344-8143

-- with a copy to:         Shirley J. Linn, General Counsel
                           FairPoint Communications, Inc.
                           521 East Morehead Street, Suite 250
                           Charlotte, NC 28202
                           Facsimile:  704-344-1594

Article 9. INDEMNIFICATION

9.1 Indemnification Obligations. Artera and Distributor each agrees to indemnify, defend, and hold harmless the other party, its Affiliates, and the officers, directors, employees and agents of all thereof (collectively, the "Indemnified Party") against all losses, claims, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Losses") incurred on account of a suit, claim or proceeding purporting to be based on a failure by the other party (the "Indemnifying Party") to perform obligations under this Agreement.

9.2. Indemnification Procedures. The Indemnified Party shall promptly advise the Indemnifying Party of any suit, claim or proceeding for which indemnification is to be sought and shall cooperate with the Indemnifying Party in the defense or settlement thereof. The Indemnifying Party shall select, retain and pay counsel in connection with such suit, claim or proceeding, subject to the Indemnified Party's consent, which shall not be unreasonably withheld. No settlement shall be made by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

Article 10. WARRANTIES AND DISCLAIMER

10.1. Right to License. Artera represents and warrants that (a) it is the owner or licensee of the Service (including the Subscriber Software); (b) it is the owner, lessee or otherwise has the right to use the Data Center; (c)it has the right, power and authority to grant Distributor the rights and licenses as set forth in this Agreement; (d) to the best of its knowledge, the Service does not infringe any intellectual property or other right of any third party in the Territory.

10.2. Disclaimer. Except as specifically set forth in this Agreement, Artera disclaims any express or implied warranty of the accuracy, reliability, value or merchantability of the Service, or its suitability or fitness for any purpose. Artera disclaims all other warranties of whatever nature, express or implied.Except as otherwise set forth in this Agreement, Artera disclaims all liability for Losses resulting from the use of the Service. This disclaimer embraces special, incidental, punitive or consequential damages and damages for interruption of use or loss or corruption of data. Artera's terms of service shall contain similar disclaimers and limitations of warranties with respect to Subscribers.

Article 11. MISCELLANEOUS

11.1. Books and Records. Upon request of either party hereto with ten days' prior notice, the other party shall make available for review by the requesting party such books and records as are reasonably required to demonstrate compliance with the obligations of this Agreement. Requests hereunder may be made no more than once per calendar year, and may pertain only to the then current and immediately preceding calendar year.

11.2. Choice of Law, Jurisdiction and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Connecticut (U.S.A.), without regard to its conflict of law provisions.

11.3. Interpretation. No provision of this Agreement shall be interpreted against a party solely because such party or its attorney drafted such provision.

11.4. Force Majeure. In the event of delay in performance under this Agreement due to unforeseeable causes beyond a party's reasonable control, including but not limited to acts of God, acts of the government, fires, floods, strikes, unusually severe weather("Events of Force Majeure"), the time for performance shall be extended for the period of the delay; provided, however, that the party whose performance was so delayed shall use all reasonable efforts to minimize the effects of any Event of Force Majeure.

11.5. Public Announcements. Neither party may issue a public announcement about this Agreement unless the other party shall have approved the text thereof (which approval shall not be unreasonably withheld) or unless required by applicable law (including but not limited to filings with the U.S. Securities and Exchange Commission).

11.6.  Independent Contractors.  Each party to this Agreement is an  independent
       contractor to  the  other  and  not  the  partner,  employer,   agent  or
       representative of the other.

11.7. Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder except (a) to its Affiliates and with prior written notice to the other party; or (b) with the prio written consent of the other party which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the parties' successors and permissible assigns.

11.8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes and replaces the Prior Agreements in their entirety, except that (a) Artera's collection, payment, and support obligations to Distributor and Distributor's customers and End-Users (as defined in the Broadband Agreement) shall continue in accordance with Article 8 read thereof as if the Broadband Agreement had terminated by expiration of its term; and (b) all other obligations of Affiliates, Distributors and Broadband accrued through the date hereof made the Prior Agreements (except for obligations with respect to License Fees under the Broadband Agreement) shall survive the execution and delivery of this Agreement. Artera and Distributor acknowledge, however, that they are parties to a separate Finder Agreement of even date herewith, which Finder Agreement stands alone and is governed by its own terms. Distributor, in its sole discretion, may determine with respect to a specific potential reseller whether to enter into a Reseller Agreement in accordance with this Agreement, or to refer such potential reseller to Artera pursuant to the Finder Agreement.

11.9. Amendments. No amendment of any provision hereof shall be binding unless in writing and executed by both parties.

11.10. Severability.  If any part of  this  Agreement  is  declared  invalid  or
       unenforceable,  such   decision   shall  not   affect  the  validity   or
       enforceability of the remainder hereof.

11.11. Waivers. No waiver of any right or claim under this Agreement shall affect the right of the waiving party to enforce any other claim or right hereunder.

11.12. Insurance. Artera shall at all times during the term of this Agreement maintain (a) Commercial General Liability Policy including products/completed operations with limits no less than $2,000,000 per occurrence and $5,000,000 aggregate, (b) Workers Compensation and Employers Liability per state statute and (c) property insurance including extended coverage in amounts at least equal to its replacement cost, providing coverage for all hardware owned by or leased to Artera, and all of the other properties and facilities of Artera in the Territory, necessary to the operation and use of the Service and the Data Center. The insurance maintained pursuant to this Section 11.12 shall (x) provide to Distributor thirty (30)days written notice of cancellation or lapse in coverage, (y) contain an appropriate clause in, or an endorsement upon, each policy pursuant to which the insurance company waives subrogation and (z) except as to clause (a) above, provide that any losses shall be payable notwithstanding negligence of Artera. Furthermore, all such policies shall be placed with an A- or better Best's Rated carrier and shall list "FairPoint Communications, Inc. and its wholly owned subsidiaries" as Additional Insured. Upon signing of this Agreement and every year during the term of this Agreement, Artera shall provide proof of these policies
       by  issuing  a  certificate  of  insurance  and/or  sending   copies  of
       insurance policies to the attention of the Risk Management Department at Distributor.


     IN WITNESS WHEREOF, Artera and Distributor have duly executed this Agreement as of the date first written above.


ARTERA GROUP, INC.                          FAIRPOINT BROADBAND, INC.


By:  /s/  Irv Lebovics                      By:  /s/  Peter G. Nixon
     ----------------------------------          -------------------------------
       Name:  Irv Lebovics                       Name:  Peter G. Nixon
              -------------------------                -------------------------
       Title: Sr. VP, Global Sales               Title: Chief Operating Officer
              -------------------------                -------------------------

     The undersigned, FairPoint Communications, Inc., a Delaware corporation, hereby executes this Master Distributor Agreement soley for purposes of its agreement to the provisions of Section 11.8 hereof as such section relates to the Communiactions Agreement , and for no other purpose. Faripoint Communications is otherwise not a party to the foregoing Master Distributor Agreement.

FAIRPOINT COMMUNICATIONS, INC.


By:  /s/  Peter G. Nixon
     ----------------------------------
       Name:  Peter G. Nixon
              -------------------------
       Title: Chief Operating Officer
              -------------------------

                                                                    Schedule 1.8
                                                                    ------------


                                 LEVEL 1 SUPPORT

The purpose of Level 1 Support is to assist Subscribers and End Users in the basic installation and usage of the Service. This includes answering general questions to help Subscribers and End Users understand what the Service is and how it provides a benefit to them. Level 1 Support is responsible for assisting Subscribers and End Users with the items listed below. This list may be refined as experience is gained and the Service evolves over time.

1.   Establishing  an  Internet   connection   (typically  via  Windows  Dial-Up
     Networking), launching a Web browser and surfing to various Web sites on the Internet.

2. Assisting in downloading the Service's End User software, running the Service's setup program, installing the Service software on the End User's PC and, if necessary, surfing to the Service's Web site.

3. Launching and running the Service, including answering basic questions about the system configuration needed for running the Service (i.e., Windows version, memory, hard disk space) as documented on the Service's Web site.

4. Answering basic questions about navigating within the Service's End User interface.

5. Showing Subscribers and End Users how to know if the Service is working. This includes pointing out the Network View, Activity View and SpeedBar.

6. Confirming that the browser is actually forwarding its requests to the Data Center, by reviewing the Activity View and the browser's proxy settings.

7. Assisting an End User who uses a dialer other than Windows Dial-Up Networking (e.g., Juno or NetZero) or who uses a browser other than Internet Explorer (requiring telling the End User how manually to set the browser's proxy settings).

8. Verifying that the Subscriber or End User has a Data Center connection online.

9.   Assisting in uninstalling the Service.

10.  Explaining  the  Service's  Firewall  and  how  to  disable  it if  desired
     (including explaining the ramifications of disabling it). Assisting in opening additional ports in the Service's Firewall. The Subscriber or End User should be told that they should not run the Service's Firewall with any other firewall.

11. Assisting in adding sites into the Service's Site Blocking list and/or Ad Blocking list. Explaining how Ad Blocking removes ads and replaces them with "place holder" graphics, but that this can result in what appears to be "missing" elements on the page. Explaining how to turn off Ad Blocking if desired (including explaining that this will reduce the speed benefits of the Service).

12. Explaining how to change the image quality within the Service. This includes explaining how to refresh the page once quality has been set to "Best Quality." The Subscriber or End User should be informed of how to revert back to "Best Speed" image quality setting and that if they do not revert back to "Best Speed," the speed benefits of the Service will be reduced.

13. Explaining what a cache is, and how to adjust its settings within the Service.

14. Explaining what settings in the browser are changed when the Service is running (including proxy settings, the number of requests the browser will issue at one time and disablement of the browser's cache). The Subscriber or End User should be told that when the Service is not running, or is uninstalled, these settings in the browser are changed back to their original values.

15. Answering questions about obtaining (i.e., downloading) Service product updates and installing them.

                                                                    Schedule 2.2
                                                                    ------------


                               PROTECTED ACCOUNTS

Subject to Section 2.2 of this Agreement, this Schedule 2.2 lists the initial Protected Accounts, including any time limitations or other conditions that apply with respect thereto. Unless otherwise specified in writing, a person or entity is a Protected Account for an initial period of 3 months. If a Protected Account does not enter into a Reseller Agreement with Distributor during the initial period, such person or entity automatically ceases to be a Protected Account as of the end of the initial period unless Artera grants extension(s) of the period in writing. Each such extension shall be for an additional three-month period unless otherwise specified in writing. Artera shall be under no obligation to grant any such extensions. If, after the date of this Agreement, Distributor proposes to add to the list of Protected Accounts or to extend a Protected Account period, Distributor shall provide Artera the information set forth below and such other information as is requested by Artera. Any misrepresentation contained in a proposal by Distributor to add to the list of Protected Accounts or to extend a Protected Account period shall void the addition or extension, notwithstanding any consent to the addition or extension by Artera.


                                                       End Date     Extended End
 Name of Protected      Division        Start Date        As          Date As
     Account               or           As Protected   Protected     Protected
 (Person or Entity)  Geographical Area     Account      Account       Account



                                See Attached List

                           Initial Protected Accounts
                            (as of November 1, 2003)


AFFILIATES
----------

Big Sandy Telecom Inc.
Bluestem Telephone Company
Chautauqua and Erie Telephone Corporation
China Telephone Co.
Chouteau Telephone Company
Columbine Telecom Company
C-R Telephone Company
Ellensburg Telephone Company
Fremont Telcom Co.
GTC Inc
Maine Telephone Co.
Marianna & Scenery Hill Telephone Company
Northland Telephone Company of Maine, Inc.
Odin Telephone Exchange Inc.
Peoples Mutual Telephone Company
Sidney Telephone Company
Standish Telephone Co.
STE/NE Acquisition Corp. d/b/a Northland Telephone of Vermont
The Columbus Grove Telephone Company
Sunflower Telephone Company, Inc.
Taconic Telephone Corporation
The El Paso Telephone Company
The Orwell Telephone Company
Yates City Telephone Company
YCOM Networks. Inc.                                   25
-------------------

WHOLESALE GROUPS
----------------

ARMSTRONG GROUP
GREAT LAKES GROUP
US CARRIER GROUP                                       3

WHOLESALE CLIENTS
-----------------
Bloomingdale Communications, Inc.
CP-Tel Network Services, Inc.
CT Communications, Inc.
Com Tech
Foothills Telephone Cooperative Corp.
GoldStar Communications, LLC
Green Mountain Long Distance Service
Gridley Communications, Inc.
Hayneville Long Distance
Heart of lowa Communications Cooperative
Leonore Mutual Telephone Company
Mid-Maine Long Distance
Millry Communication, Inc.
Mulberry Cooperative Telephone Co., Inc.
People's Rural Telephone Cooperative
Ringgold Telephone Company, Inc.
RTC Long Distance
Shoreham Long Distance
TalkingNets Holdings, LLC.
Waiwick Valley Telephone Company
Webster-Calhoun Cooperative
Westelcom Network, Inc.                               22

Total                                                 50


Fairpoint Communications Confidential         11/18/2003                  Page 1

                                                                    Schedule 3.2
                                                                    ------------


                                     ROYALTY


The Royalty is payable in U.S.A. dollars. The monthly Royalty amounts, per End User, are as follows:

1. Residential Subscribers. The monthly Royalty amount for each residential End User is based on whether the Reseller through which Distributor is distributing the Service is an Internal Reseller and on whether Artera or the Reseller associated with such End User provides and operates the Data Center serving such End User and/or performs billing with respect to such End User, as described in this Agreement, as provided in the table below.


                    ---------------------- ----------------------  ---------------------- ---------------------
                      Reseller Billing         Artera Billing          Reseller Billing        Artera Billing
                       Reseller Data           Reseller Data             Artera Data            Artera Data
                          Center                  Center                   Center                 Center
------------------- ---------------------- ----------------------- ---------------------- ---------------------
Internal Reseller          $0.75                   N/A                     $1.25                   $N/A
------------------- ---------------------- ----------------------- ---------------------- ---------------------
  Other Reseller           $0.75                  $1.35                    $1.35                  $1.95
------------------- ---------------------- ----------------------- ---------------------- ---------------------


2. Small Business and Government Entity Subscribers. The monthly Royalty amount for each End User of a Small Business or Government Entity Subscriber is based on the number of End Users within the applicable Subscriber and on whether Artera or the Reseller associated with such End User provides and operates the Data Center serving such End User as described in this Agreement, as provided in the table below. Small Business or Government Entity Subscribers with under five End Users shall be treated as if they had five End Users, with a Royalty that is five times the amount in the table.

------------------------      ------------------------   -----------------------
   No. of End Users                  Reseller                   Artera
  Within Subscriber                 Data Center               Data Center
------------------------      ------------------------   -----------------------
        5 - 9                          $2.15                     $2.50
------------------------      ------------------------   -----------------------
       10 - 24                         $2.03                     $2.38
------------------------      ------------------------   -----------------------
       25 - 49                         $1.90                     $2.25
------------------------      ------------------------   -----------------------
     50 or above                       $1.65                     $2.00
------------------------      ------------------------   -----------------------
     Road Warrior                                   + $2.50
------------------------      ------------------------   -----------------------


"Road Warrior" refers to a version of the Service used with mobile computers that at times may be connected to the Internet through a local area network
(LAN), and at other times may be connected to the Internet on a standalone basis. The Royalty for a Road Warrior End User is the sum of (a) the applicable ordinary Royalty amount described above plus (b) the applicable Road Warrior amount described above.

                                                                    Schedule 3.3
                                                                    ------------


                        BILLING, COLLECTIONS AND PAYMENTS

For each Reseller, Distributor shall designate whether such Reseller or Artera shall perform Service Fee billing and related services, as follows:

1.   Billing by Reseller:

     (a) The Reseller shall bill the Subscriber each month. Upon receipt of the Service Fee, the Reseller shall deduct and retain any amount due to it under its Reseller Agreement. The Reseller shall pay the remainder of such Service Fee to Distributor. From such amount received, Distributor shall pay Artera the Royalty. Payments by the Reseller to Distributor shall be made by the 15th day of the calendar month, for Service Fees received by the Reseller during the previous calendar month, by wire transfer to an account specified by Distributor. Payments by Distributor to Artera shall be made by the end of the calendar month, for amounts received by Distributor from the Reseller between the 15th day of the previous calendar month and the 15th day of the current calendar month, by wire transfer to an account specified by Artera. If a Reseller is late in its payment to Distributor, Distributor will send to Artera a planned course of action within five (5) days of due date and Artera and Distributor will agree on a course of action within five (5) days of receipt of recommendation, including agreement on which party shall bear future collection risk if such risk is not otherwise eliminated by the parties' agreed course of action. If Artera and Distributor are unable to agree upon a course of action, Distributor, in its sole discretion, may immediately terminate such Reseller, and upon notice thereof to Artera, Distributor shall have no liability to Artera for Royalties on Subscriptions related to such Reseller and accrued after the date of such notice.

     (b) To further assist Artera in calculating the Royalty and to enable Resellers to activate and de-activate End User the Reseller shall implement an electronic interface, as reasonably agreed upon by Artera and the Reseller, between the Reseller's back office and the CRM System. Such interface shall be via the Service's application program interface (the "API") and shall pass to the CRM System, at a minimum, the End User's (or prospective End User's) name, e-mail address and unique identifier number from the Reseller, the Reseller's unique identifier number from Artera and the Artera product identification number. The Reseller shall also establish a non-public Web page and provide its address and access to it to Artera, so that Artera may report Service activations, de-activations and similar transactions with Subscribers as described in the API documentation. Distributor shall take reasonable steps to evaluate the creditworthiness of a prospective Reseller prior to authorizing it to resell the Service.

2. Billing by Artera: Artera shall bill the Subscriber each month. Upon receipt of the Service Fee, Artera shall deduct and retain the Royalty. Artera shall pay the remainder of such Service Fee to Distributor. Distributor shall, in timely fashion, pay the Reseller any amount due to it under its Reseller Agreement. Payments by Artera to Distributor shall be made by

     Artera to Distributor by wire transfer once per month unless such payments are greater than ten thousand dollars ($10,000) per month in which case payments shall be made no less frequently than twice monthly, on the 1st day (for amounts received from the 16th day through the last day of the proceeding calendar month) and the 16th day of the calendar month, for Service Fees received by Artera from the 1st day through the 15th day of the then current month., by wire transfer to an account specified by Distributor.

3. Subscription Periods Greater Than One Month: Notwithstanding the foregoing, Subscription periods may be greater than one month (e.g., annual Subscriptions). In such event, (a) the Royalty shall be based on the number of months within the Subscription period notwithstanding any discount given by the Reseller to the Subscriber (unless Artera agrees otherwise in writing in advance); and (b) the Royalty for the entire Subscription period shall accrue to Artera in the first month of such Subscription period.

4.   Service Fee: The following Service Fee billing practices apply:

     (a) the billing is full month for each Subscriber who licenses a Licensed Product billed in advance for the current subscription period;

5. Collection Risk: The risk of uncollectibility from Subscribers shall be borne by the Reseller, regardless of the party that performs the billing with respect to the Subscriber in question (or if performed by a Reseller, then as between Artera and Distributor, by Distributor.) Master Distributor or its Reseller Distributor's agreements with its Reseller shall require that, if such Reseller performs the billing, they remit the Services Fee to Distributor, regardless of whether the Reseller has actually collected the Service Fee from the Subscriber. Unless modified by the parties pursuant to an agreed course of action pursuant to the final sentence of paragraph 1(a) above, the risk of uncollectibility from Resellers shall be borne by Distributor

6. Collection Agency: Distributor and Artera acknowledge and agree that by providing billing services under this Agreement and Schedule (for instance, as provided in paragraph 2 above), Artera is acting solely as a collection agent for Distributor, and as such it holds all Service Fees received in trust for Distributor. Artera is authorized, in its role as collection agent, to cause itself to be paid its Royalties on all Service Fees it collects, in a manner consistent with this Schedule 3.3.

7. Setoffs: In the event either party fails to remit to the other when due any amounts payable under this Schedule 3.3, within ten (10) days of the due date, such other party shall have the right to offset or withhold any amounts unpaid from any payments otherwise due from it to the party failing to remit under this Schedule 3.3.

8. Miscellaneous: Subject to the provisions of paragraph 5 above, Royalty payments shall be based on subscriptions to the Service, irrespective of actual Service Fee collections and irrespective of amounts paid by the Reseller to Distributor. For Small Business and Government Entity Subscribers, the designation of who performs billing, collections and payments as described above shall not affect the Royalty amount. The one performing billing, collections and payments with respect to a Subscriber shall (a) collect and pay to the appropriate governmental authorities all sales, use, VAT, excise and similar taxes due with respect to the Service Fees so processed and satisfy all reporting and filing requirements associated therewith; and (b) keep records of all such billing, collection, payment and tax transactions in sufficient detail to demonstrate compliance with the procedures set forth herein. Artera and Distributor may agree in writing from time to time, generally or in connection with specified Resellers, to modify the procedures set forth herein, consistent with the overall purposes and intent of this Agreement. If a Reseller is performing billing, collections and payments, its Reseller Agreement shall require such Reseller to take the actions described for it herein.

                                                                    Schedule 3.4
                                                                    ------------


                              RESELLER DATA CENTERS

1. Each Data Center shall be located at the applicable Reseller's premises unless Artera agrees otherwise in writing in advance.

2. Artera shall remotely install its Data Center software on the Reseller's Data Center server (the "Server") so that the software functions in accordance with Artera's specifications. Artera shall maintain such software on the Server and shall remotely install on the Server any upgrades to such software as they become available.

3. The minimum technical specifications for each Data Center, based on an assumption of 7,000 total End Users, are as follows:

     o    Intel Pentium III, 1.3GHz or better (single processor)
     o    1GB RAM
     o    40GB hard drive
     o    CD-ROM drive
     o    Windows  2000 Server or Windows 2000 Advanced  Server
     o    Dual on-board NICs (10x100)
     o    5Mb of  bandwidth, burstable to 10Mb

     For a Data Center serving 14,000 total End Users, the minimum technical specifications are as above, but with one additional Intel Pentium III, 1.3GHz or better processor and 1GB of additional RAM. For Data Centers serving other numbers of total End Users, the minimum technical specifications shall be as proposed by Artera and agreed upon with the applicable Reseller.

4. Irrespective of its configuration or the number of End Users served by it, the Reseller's Data Center shall provide performance levels comparable to Artera's own Data Centers and shall have the following additional characteristics:

     o    Dedicated Server approved in advance by Artera
     o    Server must have unrestricted outbound access to the Internet
     o    End Users must have inbound access to the Server on port 8081
     o    Artera  must have  access to the Server via PC  Anywhere  or  Terminal
          Services
     o Reseller must provide Artera with the public Internet Protocol (IP) address of the Server so that Artera may provide the proper End User software
     o Artera must have a trial dial-up account from Reseller to confirm proper configuration, access and quality of service performance of the Server

5. If a Reseller's Data Center ceases to be operational, the End Users served by such Data Center shall be automatically redirected to Artera's own Data Center, by which such End Users shall be served until the Reseller's Data Center is once again operational. The Reseller shall use best efforts to return its Data Center to operational status. If this is not

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     achieved  within 72 hours of the start of the outage and the outage was not caused by Artera's Data Center software, then, after the end of such 72 hours, for each calendar day (or part thereof) that an End User accesses Artera's Data Center, the Royalty payable by Distributor for such End User, for the applicable month, shall be increased by $.10.

6.   The Reseller  Agreement of each  Reseller  providing  and  operating a Data
     Center shall incorporate the specifications and procedures set forth herein.

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                                                                    Schedule 4.3
                                                                    ------------

                                  DELIVERABLES

Within 30 days of the date of this Agreement, Artera will supply Distributor with the following Deliverables:

1.   Subscriber Software downloadable from the Internet.

2.   Service documentation downloadable from the Internet.

3.   Reproducible   Subscriber   Software   installation   CD,  which   includes
     documentation.

4.   Sales presentations and literature in electronic form.

5.   Technical presentations in electronic form.

6.   Password necessary for access to the CRM System.

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